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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 39 to Registration Statement No. 811-2575 of Morgan Stanley Liquid Asset Fund Inc., formerly Morgan Stanley Dean Witter Liquid Asset Fund Inc., on Form N-1A of our report dated October 15, 2001, appearing in the Prospectus and incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
October 25, 2001